Exhibit 99.1

Caribou Biosciences Reports Third Quarter 2026 Financial Results

BERKELEY, Calif., November 5, 2026 (GLOBE NEWSWIRE) -- Caribou Biosciences, Inc. (Nasdaq: CRBU) today reported financial results for the third quarter of 2026.
Third quarter 2026 financial results
Licensing and other third-party revenue: Revenue from licensing and other third-party agreements was $1.6 million for the three months ended September 30, 2026, compared to $2.2 million for the same period in 2025.

R&D expenses: Research and development expenses were $21.3 million for the three months ended September 30, 2026, compared to $22.4 million for the same period in 2025.

G&A expenses: General and administrative expenses were $7.9 million for the three months ended September 30, 2026, compared to $9.2 million for the same period in 2025.

GAAP net loss and net loss per share, basic and diluted: Caribou reported a GAAP net loss of $26.6 million, or $0.25 per share, basic and diluted, for the three months ended September 30, 2026, compared to $27.5 million, or $0.30 per share, basic and diluted.

Cash, cash equivalents, and marketable securities: Caribou had $94.8 million in cash, cash equivalents, and marketable securities as of September 30, 2026, compared to $142.8 million as of December 31, 2025.
October 6, 2026 announcement
On October 6, 2026, Caribou announced that its Board of Directors had approved a restructuring of operations as the company conducts a process to explore strategic alternatives to maximize stockholder value, which may include, but are not limited to, a merger, acquisition, business combination, or other strategic transactions involving the company and/or its assets, including dissolution and liquidation.

Included in the restructuring is the planned discontinuation of Caribou's clinical trials and further development activities for vispa-cel and CB-011, a substantial reduction in workforce, and other cost reduction measures. The Board took these actions in view of the current financing environment for allogeneic CAR-T cell therapies, which has made it increasingly challenging to secure the capital necessary to responsibly advance vispa-cel and CB-011.

Caribou has not set a timeline for the completion of the review of strategic alternatives, does not intend to provide further updates unless and until the Board has approved a course of action, the review process is concluded, or disclosure is otherwise determined to be appropriate or required.

About vispacabtagene regedleucel
Vispacabtagene regedleucel (vispa-cel; formerly known as CB-010) is an allogeneic anti-CD19 CAR-T cell therapy evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL). To Caribou’s knowledge, vispa-cel is the first allogeneic CAR-T cell therapy in the clinic with a

PD-1 knockout, a genome-editing strategy designed to enhance CAR-T cell activity by limiting premature CAR-T cell exhaustion. Vispa-cel is pivotal trial-ready, with FDA alignment already reached on the phase 3 clinical trial design. To Caribou’s knowledge, vispa-cel is the first allogeneic CAR-T cell therapy to demonstrate safety, efficacy, and durability on par with autologous CAR-T cell therapies. The FDA granted vispa-cel Regenerative Medicine Advanced Therapy (RMAT), Fast Track, and Orphan Drug designations for B-NHL.

About CB-011
CB-011 is an allogeneic anti-BCMA CAR-T cell therapy evaluated in patients with relapsed or refractory multiple myeloma (r/r MM). To Caribou’s knowledge, CB-011 is the first allogeneic CAR-T cell therapy in the clinic that is engineered to enable activity through an immune cloaking strategy with a B2M knockout and insertion of a B2M–HLA-E-peptide fusion protein to blunt immune-mediated rejection. Clinical data from the CB-011 CaMMouflage phase 1 trial has demonstrated the potential for deep, durable responses in patients with r/r MM. The FDA granted CB-011 RMAT, Fast Track, and Orphan Drug designations for r/r MM.

About Caribou Biosciences, Inc.
On October 6, 2026, Caribou Biosciences announced that it will explore strategic alternatives to maximize stockholder value, including the planned discontinuation of clinical trials and further development activities for two allogeneic CAR-T cell therapy programs, vispacabtagene regedleucel (vispa-cel) and CB-011. Prior to this announcement, Caribou was a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. For more information, please visit www.cariboubio.com.

Forward-looking statements and important information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, any statements regarding Caribou's plans to explore opportunities to maximize stockholder value and ability to enter into any agreements or transactions in connection with the exploration of potential strategic transactions, or if entered into, that any such agreements or transactions will be successful or on attractive terms; plans for cost reductions, including the timing and cost of a workforce reduction; the beneficial characteristics, safety, efficacy, therapeutic effects, and potential advantages of its CAR-T cell therapy product candidates; and the sufficiency of estimated cash, cash equivalents, and marketable securities. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks associated with Caribou's decision to pursue strategic alternatives to maximize stockholder value and to discontinue clinical trials and further development of Caribou's two allogeneic CAR-T cell therapy programs, vispa-cel and CB-011; the strategic alternative process, including identifying and executing one or more transactions that maximize stockholder value; implementing a restructuring and workforce reduction; and managing expenses; as well as other risk factors described from time to time in

Caribou’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and in other SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caution should be exercised when interpreting results from separate trials involving commercially approved autologous CAR-T cell therapies. The results of autologous CAR-T cell therapies referenced in this press release have been derived from publicly available reports of clinical trials not conducted by Caribou, and Caribou has not performed any head-to-head trials comparing any of these autologous CAR-T cell therapies with vispa-cel. As such, the results of these autologous CAR-T cell therapy clinical trials may not be comparable to clinical results for vispa-cel. The autologous CAR-T cell therapy clinical trials vary in material ways from the ANTLER clinical trial for vispa-cel including with respect to trial design and duration, patient population, patient characteristics, clinical trial phase, treatment protocols, investigators, and other important factors. As a result, cross-trial comparisons may have no interpretive value on Caribou’s existing or future clinical results.

Caribou Biosciences, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	September 30, 2026	December 31, 2025
Cash, cash equivalents, and marketable securities	$94,800	$142,845
Total assets	123,026	175,367
Total liabilities	46,393	53,192
Total stockholders’ equity	76,633	122,175
Total liabilities and stockholders' equity	$123,026	$175,367

Caribou Biosciences, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Licensing and other third-party revenue	$1,607	$2,198	$5,503	$7,218
Operating expenses:
Research and development	21,349	22,401	60,902	85,624
General and administrative	7,900	9,197	23,862	29,335
Impairment charges	—	—	—	12,150
Total operating expenses	29,249	31,598	84,764	127,109
Loss from operations	(27,642)	(29,400)	(79,261)	(119,891)
Other income (expense):
Impairment of equity investment	—	—	—	(9,158)
Other income, net	1,030	1,852	3,282	7,412
Total other income (expense)	1,030	1,852	3,282	(1,746)
Net loss	(26,612)	(27,548)	(75,979)	(121,637)
Other comprehensive (loss) income
Net unrealized (loss) gain on available-for-sale marketable securities, net of tax	(9)	53	(183)	(162)
Net comprehensive loss	$(26,621)	$(27,495)	$(76,162)	$(121,799)
Net loss per share, basic and diluted	$(0.25)	$(0.30)	$(0.75)	$(1.31)
Weighted-average common shares outstanding, basic and diluted	107,535,856	93,293,099	101,503,853	93,002,678

Caribou Biosciences, Inc. contact:
Peggy Vorwald, PhD
investor.relations@cariboubio.com
media@cariboubio.com